SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

ATLANTIS PLASTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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ATLANTIS PLASTICS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 6, 2001

To our Shareholders:

         A Special Meeting of Shareholders of Atlantis Plastics, Inc. will be held at 9:00 a.m., local time, on Thursday, December 6, 2001 at the offices of Trivest, Inc. 2665 S. Bayshore Drive, Suite 800, Miami, Florida 33133. At the meeting, shareholders will vote on the following matters:

         1.     Approval of the Atlantis Plastics, Inc. 2001 Stock Option Plan (the “2001 Plan”) pursuant to which 500,000 shares of Class A Common Stock are reserved for issuance; and

         2.     Any other matters that properly come before the meeting and any postponement or adjournment thereof.

         Shareholders of record as of the close of business on October 31, 2001 are entitled to notice of, and to vote at the meeting and any postponement or adjournment thereof.

         Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

/s/ Marilyn D. Kuffner

Marilyn D. Kuffner Secretary

Miami, Florida
November 9, 2001

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

ABOUT THE MEETING
What is the purpose of the special meeting?
Who is entitled to vote at the meeting?
What are the voting rights of shareholders?
Who may attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the board’s recommendations?
What vote is required to approve each item?
What are the effects of “broker non-votes”?
Who will pay for the preparation of the proxy?
STOCK OWNERSHIP
Who are the largest owners of our stock and how much do our directors and executive officers own?
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL TO APPROVE AND RATIFY THE ATLANTIS PLASTICS, INC. 2001 STOCK OPTION PLAN
Background and Purpose
Administration of the 2001 Plan
Certain Terms and Conditions
Federal Income Tax Consequences of Awards of Options
NEW PLAN BENEFITS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
Stock Option Grants
Stock Option Exercises and Values for Fiscal 2000
Compensation Committee Interlocks and Insider Participation
Employment Contracts and Termination of Employment Arrangements
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

-i-

ATLANTIS PLASTICS, INC.

SPECIAL MEETING OF SHAREHOLDERS

PROXY STATEMENT
__________________

         This proxy statement contains information related to a special meeting of shareholders to be held on Thursday, December 6, 2001, beginning at 9:00 a.m. local time, at the offices of Trivest, Inc. 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133. The purpose of this proxy statement is to solicit proxies from the holders of our Class A common stock for use at the meeting. Our Class B common stock is not registered under Section 12 of the Securities Exchange Act of 1934 and no proxies are being solicited from the holders of our Class B common stock. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to shareholders is November 9, 2001.

ABOUT THE MEETING

What is the purpose of the special meeting?

         At the special meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the approval of the 2001 Plan.

Who is entitled to vote at the meeting?

         Only shareholders of record at the close of business on the record date, October 31, 2001, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of shareholders?

         We currently have outstanding two classes of common stock, Class A common stock and Class B common stock, both of which are entitled to vote at the meeting. Each holder of the Class A common stock is entitled to one vote per share on all matters that are voted on at the meeting. Each holder of the Class B common stock is entitled to 10 votes per share on all matters voted on at the meeting. The holders of both classes of common stock will vote together as a single class at the meeting.

Who may attend the meeting?

         All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of both classes of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,896,752 shares of our Class A common stock and 2,635,101 shares of our Class B common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

         If less than a majority of the outstanding shares of both classes of common stock are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board’s recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote “FOR” approval of the 2001 Plan.

         Our board of directors does not know of any other matters that may be brought before the meeting. In the event that any other matter should properly come before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

         Approval of 2001 Plan. The holders of our Class A common stock and Class B common stock will vote together as a single class for the proposal to approve the 2001 Plan. The affirmative vote of a plurality of the votes cast at the meeting by both classes of common shareholders, voting together as a single class (either in person or by proxy), is required for approval of the 2001 Plan.

         Other Items. For each other item, the affirmative vote of a plurality of the votes cast at the meeting by both classes of common shareholders, voting together as a single class (either in person or by proxy), will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of “broker non-votes”?

         If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote on some matters.

Who will pay for the preparation of the proxy?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

         Our principal executive offices are located at 1870 The Exchange, Suite 200, Atlanta, Georgia 30339, and our telephone number is (800) 497-7659. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

STOCK OWNERSHIP

Who are the largest owners of our stock and how much do our directors and executive officers own?

         The following table shows the amount of each class of common stock beneficially owned as of October 31, 2001 by (a) each of our directors and nominees for director, (b) each of our current executive officers named in the Summary Compensation Table below, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock. Unless otherwise indicated, the address of each person is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

	Class A Common Stock		Class B Common Stock
	Beneficially Owned(1)(2)		Beneficially Owned(1)		Combined Voting
					Power of
Name and Address	Shares	Percent(3)	Shares	Percent(3)	Voting Stock

Michael W. Cook Asset Management, Inc. (4)	732,400	14.0%	—	—	2.2%

Dimensional Fund Advisors Inc. (5)	260,520	5.3%	—	—	*

Cesar L. Alvarez(6) (18)	10,000	*	—	—	*

Keith R. Boehringer (19)	—	*	—	*	*

Anthony F. Bova(7) (20)	438,800	8.3%	—	—	1.4%

John A. Geary(8) (19)	53,570	1.1%	—	—	*

Phillip T. George, M.D.(9) (20)	573,186	11.6%	849,626	32.2%	29.0%

Robert W. Henson (10) (19)	11,200	*	—	—	*

Larry D. Horner (11) (18)	10,000	*	—	—	*

Charles D. Murphy, III (12) (18)	29,642	*	17,762	*	*

Joseph D. Piccione (13) (19)	50,000	*	—	—	*

Earl W. Powell (14) (20)	606,588	12.2%	1,000,659	38.0%	33.9%

Paul G. Saari (15) (19)	15,000	*	—	—	*

Jay Shuster (18)	—	*	—	—	*

Chester B. Vanatta (16) (18)	60,807	1.2%	—	*	*

All directors and executive officers as a group (13 persons) (17)	1,821,872	32.6%	1,746,937	66.3%	60.4%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Although each named person is deemed to be the beneficial owner of shares that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B common stock is immediately convertible into Class A common stock on a one-for-one basis, the number of shares set forth opposite each person does not include shares of Class A common stock issuable upon conversion of Class B common stock.

(3)	The percentage of each class is calculated based upon the total number of shares of each class outstanding on October 31, 2001.

(4)	Based on a Schedule 13G filed August 9, 2001 by Michael W. Cook Asset Management, Inc. with the Securities and Exchange Commission (the “SEC”), which indicates that its address is 5170 Sanderlin Avenue, Suite 200, Memphis, Tennessee 38117.

(5)	Based on a Schedule 13G, dated February 6, 2001, filed by Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under the Investment Advisors Act of 1940, with the SEC, which indicates that all such shares are owned by advisory clients of Dimensional, that Dimensional disclaims beneficial ownership of such shares, and that its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6)	The number of shares of Class A Common Stock indicated includes 10,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans that are currently exercisable or exercisable within 60 days of October 31, 2001. Mr. Alvarez’ address is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131.

(7)	The number of shares of Class A Common Stock indicated includes (i) 35,000 shares directly owned with his wife as tenants in common and (ii) 403,800 shares issuable upon exercise of options granted under the Company’s option plans exercisable within 60 days of October 31, 2001. Mr. Bova’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(8)	The number of shares of Class A Common Stock indicated includes (i) 70 shares directly owned and (ii) 53,500 shares issuable upon exercise of options granted under the Company’s option plans that are currently exercisable or exercisable within 60 days of October 31, 2001. Mr. Geary’s address is 57850 Tailwind Court, Elkhart, Indiana 46517.

(9)	The number of shares of Class A Common Stock indicated includes (i) 436,117 shares directly owned; (ii) 72,023 shares held of record by Dr. George’s minor children, as to which Dr. George disclaims beneficial ownership; (iii) 13,813 shares held of record by Trivest Plan Sponsor, Inc., a Delaware corporation (“Trivest Plan Sponsor”), owned by Dr. George and Mr. Powell; (iv) 403 shares owned by Trivest, Inc., a Delaware corporation (“Trivest”), that is owned by Dr. George and Mr. Powell; (v) 19,705 shares held of record by Blue Sky Partners, a Florida general partnership whose partners are Dr. George and Mr. Powell (“Blue Sky Partners”); and (vi) 31,125 shares issuable upon exercise of options granted pursuant to the Company’s plans exercisable within 60 days of October 31, 2001. The number of shares of Class B Common Stock indicated includes (a) 728,516 shares directly owned; (b) 118,681 held of record by Blue Sky Partners; and (c) 2,429 shares held of record by Trivest. Dr. George’s address is 2601 South Bayshore Drive, Suite 725, Miami, Florida 33133.

(10)	The number of shares of Class A Common Stock indicated includes (i) 7,200 shares directly owned and (ii) 4,000 shares issuable upon exercise of options granted pursuant to the Company’s plans that are currently exercisable or exercisable within 60 days of October 31, 2001. Mr. Henson's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(11)	The number of shares of Class A Common Stock indicated includes 10,000 shares issuable upon exercise of options granted pursuant to the Company’s plans that are currently exercisable or exercisable within 60 days of October 31, 2001. Mr. Horner’s address is 100 Park Avenue, 28th Floor, New York, New York 10017.

(12)	The number of shares of Class A Common Stock indicated includes (i) 12,454 shares directly owned and (ii) 17,188 shares issuable upon exercise of options granted under the Company’s option plans that are currently exercisable or exercisable within 60 days of October 31, 2001. The number of shares of Class B Common Stock indicated reflects 17,762 shares directly owned. Mr. Murphy’s address is P.O. Box 275, The Sea Ranch, California 94547.

(13)	Represents 50,000 shares issuable upon exercise of options granted under the Company’s option plans that are currently exercisable or exercisable within 60 days of October 31, 2001. Mr. Piccione’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(14)	The number of shares of Class A Common Stock indicated includes (i) 244,550 shares of Class A Common Stock directly owned, (ii) 2,690 shares of Class A Common Stock beneficially owned by Mr. Powell’s spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership; (iii) 5,394 shares of Class A Common Stock owned of record by Powell Family Irrevocable Trust, CHP, Trustee, as to which Mr. Powell disclaims beneficial ownership; (iv) 1,926 shares of Class A Common Stock owned of record by Powell Family Irrevocable Trust, LEB, Trustee, as to which Mr. Powell disclaims beneficial ownership; (v) 235,950 shares directly owned; (vi) 19,705 shares owned of record by Blue Sky Partners; (vii) 403 shares owned of record by Trivest; (viii)13,813 shares held of record by Trivest Plan Sponsor; (ix) 77,625 shares issuable upon exercise of options granted under the Company’s option plans exercisable within 60 days of October 31, 2001; and (x) 240,482 shares owned of record by CWB Limited Partnership, a limited partnership (“CWB”) of which Mr. Powell is the sole limited partner. The general partner of CWB is Powell Western Investments, Inc., of which Mr. Powell is a director and a controlling shareholder. The number of shares of Class B Common Stock indicated reflects (a) 515,031 shares directly owned; (b) 2,429 shares owned of record by Trivest; (c) 118,681 owned of record by Blue Sky Partners; and (d) 364,518 shares owned of record by CWB Limited Partnership.

(15)	The number of shares of Class A Common Stock indicated consists of 15,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans that are currently exercisable or exercisable within 60 days of October 31, 2001. Mr. Saari's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(16)	The number of shares of Class A Common Stock indicated includes (i) 43,619 shares directly owned and (ii) 17,188 shares issuable upon exercise of options granted under the Company’s options plans that are currently exercisable or exercisable within 60 days of October 31, 2001. Mr. Vanatta’s address is 5140 East Mission Hill Drive, Tucson, Arizona 85718.

(17)	The number of shares of Class A Common Stock indicated includes 685,426 shares issuable upon exercise of options granted under the Company’s options plans exercisable within 60 days of October 31, 2001.

(18)	The named individual is a director of the Company.

(19)	The named individual is an executive officer of the Company.

(20)	The named individual is a director and executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         To our knowledge, based solely on a review of the copies of filings furnished to us and representations that no other reports were required, we believe that all of our officers, directors and greater than 10 percent beneficial owners complied during 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL TO APPROVE AND RATIFY THE
ATLANTIS PLASTICS, INC.
2001 STOCK OPTION PLAN

Background and Purpose

         On October 30, 2001, our Board of Directors adopted the Atlantis Plastics, Inc. 2001 Stock Option Plan (the “2001 Plan”) and recommended that it be submitted to our shareholders for their approval at the Special Meeting. The purpose of the 2001 Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership in our company by such persons. In furtherance of this purpose, the 2001 Plan authorizes, among other things, (1) the granting of incentive or nonqualified stock options to purchase our Class A common stock (collectively, “Options”) to persons selected by the administrators of the 2001 Plan from the class of all regular employees, including officers who are regular employees, and directors; (2) the provision of loans for the purposes of financing the exercise of Options and the amount of taxes payable in connection therewith; and (3) the use of already owned shares of our common stock as payment of the exercise price for Options granted under the 2001 Plan.

         Shareholder approval of the 2001 Plan is required (1) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (2) in order for incentive stock options granted under the 2001 Plan to qualify as incentive stock options under Section 422 of the Code, (3) in order for the 2001 Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) by the rules of the American Stock Exchange.

         The effective date of the 2001 Plan is October 30, 2001 (the “Effective Date”). We have granted Options under the 2001 Plan as of the date of this Proxy Statement. Options granted under the 2001 Plan are subject to and conditioned upon approval of the 2001 Plan by our shareholders at the Special Meeting.

         The following is a summary of certain principal features of the 2001 Plan. This summary is qualified in its entirety by reference to the complete text of the 2001 Plan, which is attached to this Proxy Statement as Exhibit A. Shareholders are urged to read the actual text of the 2001 Plan in its entirety.

Administration of the 2001 Plan

         The 2001 Plan provides that it shall be administered by our board of directors (the “Board”) or by a committee appointed by the Board (the “Committee”) which shall be composed of two or more directors all of whom shall be “outside directors” (as defined in the Plan) in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code (although Rule 16b-3 also may be complied with if the option grants are approved by the Board).

         The Committee or the Board in its sole discretion determines the persons to be awarded the Options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee or the Board has full power and authority to construe and interpret the 2001 Plan, and the acts of the Committee or the Board are final, conclusive and binding on all interested parties, including us, our shareholders, our officers and employees, recipients of grants under the 2001 Plan, and all persons or entities claiming by or through such persons.

         An aggregate of 500,000 shares of our Class A common stock (subject to adjustment described below) are reserved for issuance upon the exercise of Options granted under the 2001 Plan. The maximum number of shares of our Class A common stock to which Options may be granted to any one individual in any calendar year under the 2001 Plan is 200,000 (subject to adjustment described below). The shares acquired upon exercise of Options granted under the 2001 Plan will be authorized and issued shares of our Class A common stock. Our shareholders will not have any preemptive rights to purchase or subscribe for any Class A common stock by reason of the reservation and issuance of shares of Class A common stock under the 2001 Plan. If any Option granted under the

2001 Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the 2001 Plan.

Certain Terms and Conditions

         All Options granted under the 2001 Plan must be evidenced by a written agreement between the grantee and us. The agreement will contain such terms and conditions as the Committee or the Board shall prescribe, consistent with the 2001 Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

         For any Option granted under the 2001 Plan, the exercise price per share of Class A common stock may be any price determined by the Committee or the Board; however, the exercise price per share of any Incentive Stock Option may not be less than the Fair Market Value of the Class A common stock on the date such Incentive Stock Option is granted. For purposes of the 2001 Plan, the “Fair Market Value” on any date of reference is deemed to be the closing price of our Class A common stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of the Class A common stock on any business day is (1) if our Class A common stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of our Class A common stock on such exchange or reporting system, as reported in any newspaper of general circulation; (2) if our Class A common stock is quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Class A common stock on such system; or (3) if neither clause (1) nor (2) is applicable, the mean between the high bid and low asked quotations for our Class A common stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for our Class A common stock on at least 5 of the 10 preceding days. The closing price per share of our Class A common stock on November 5, 2001 as reported on the American Stock Exchange was $2.50.

         The Committee or the Board may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of our common stock that have been held by the Optionee for at least six (6) months (or such other shares as we determine will not cause us to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of our Class A common stock issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Committee or the Board (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned shares of our common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The 2001 Plan also authorizes us to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (1) provide for full recourse to the maker, (2) be collateralized by the pledge of the shares that the Optionee purchases upon exercise of such Option, (3) bear interest at the prime rate of our principal lender or such other rate as the Committee or the Board, as the case may be, shall determine, and (4) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

         The use of already owned shares of our common stock applies to payment for the exercise of an Option in a single transaction and to the “pyramiding” of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Option holder to start with as little as one share of our common stock and exercise an entire Option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of our common stock, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the Optionee would receive shares of our Class A common stock equal in value to the spread between the fair market value of the shares subject to the Option and the exercise price of such Option.

         No Incentive Stock Option, and unless the prior written consent of the Committee or the board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the 2001 Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee. The expiration date of an Option under the 2001 Plan will be determined by the Committee or the Board at the time of grant, but in no event may such an Option be exercisable after 10 years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised. Each outstanding Option granted under the 2001 Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control, certain mergers and reorganizations, and certain dispositions of substantially all our assets.

         Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the 2001 Plan shall automatically be terminated (A) three months after the date on which the Optionee’s employment is terminated for any reason other than (1) Cause (as defined in the Plan), (2) mental or physical disability, or (3) death; (B) immediately upon the termination of the Optionee’s employment for Cause; (C) one year after the date on which the Optionee’s employment is terminated by reason of mental or physical disability; or (D) one year after the date on which the Optionee’s employment is terminated by reason of Optionee’s death, or if later, three months after the date of Optionee’s death if death occurs during the one-year period following the termination of the Optionee’s employment by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an Option, the 2001 Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of our capital stock resulting from a stock dividend, a recapitalization or other capital adjustment. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization or a sale or other disposition of substantially all of our assets.

         The 2001 Plan will expire on October 30, 2011, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend, suspend or terminate the 2001 Plan or any Option at any time, provided that such amendment shall be subject to the approval of our shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

Federal Income Tax Consequences of Awards of Options

         The 2001 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2001 Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Class A common stock acquired on exercise of the Option over the exercise price. If the Optionee is our employee, that income will be subject to the withholding of Federal income tax. The Optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

         If an Optionee pays for shares of our Class A common stock on exercise of an Option by delivering shares of our common stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee’s tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee’s tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

         We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

         Incentive Stock Options. The 2001 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

         If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a “Disqualifying Disposition”), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An Optionee who exercises an incentive stock option by delivering shares of our common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a share of our Class A common stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee’s alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

         We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

         Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that Options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such “performance-based compensation,” so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that Options under the 2001 Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

         Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Optionee may depend on his particular situation, each Optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of shares of our common stock acquired on exercise of an Option.

NEW PLAN BENEFITS

         On October 30, 2001, the Compensation Committee of the Board of Directors authorized the grant of options to purchase an aggregate of 293,500 shares of our Class A Common Stock to certain of our executive officers and key employees subject to shareholder approval. The exercise price per share of the options is $4.50. The closing sales price per share for our Class A common stock as reported by the American Stock Exchange on October 30, 2001 was $2.50. The option will terminate in accordance with its terms if the shareholders do not approve the 2001 Plan at the Special Meeting.

         The table below shows, as to our Chief Executive Officer, our other current executive officers with base salary and bonus for the 2000 fiscal year in excess of $100,000 and the other individuals and groups indicated, the number of shares of our Class A common stock subject to option grants that the Compensation Committee has authorized as of October 30, 2001, under the 2001 Plan, subject to shareholder approval of the 2001 Plan.

	Number of Shares
	Underlying Options	Exercise Price
Name and Position	Granted (#)	Per Share

Current Officers:

Anthony F. Bova President and Chief Executive Officer	170,000	$4.50

Joseph J. Piccione Vice President – Stretch Film Division	30,000	$4.50

John A. Geary Vice President – Molded Products Division	25,000	$4.50

All current executive officers as a group	258,500	$4.50

All current independent directors as a group	35,000	$4.50

All non-executive officers employees, as a group	—	—

Former Officers:

Gary A. Crutchfield Vice President – Custom and Institutional Film Division	—	—

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO APPROVE AND RATIFY THE 2001 PLAN.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth information concerning the compensation paid by us for the fiscal years ended December 31, 2000, 1999 and 1998 to our Chief Executive Officer and each of our other executive officers.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation

		Annual Compensation				Awards	Payouts

					Other
					Annual	Securities	LTIP
					Compensation	Under-Lying	Payouts	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)	Options(#)(2)	($)	Compensation($)

Anthony F. Bova	2000	339,524	—		—	—	—	5,250	(3)

President and Chief	1999	331,470	327,824		—	—	—	3,573	(3)

Executive Officer	1998	322,620	323,038		—	48,000	—	1,913	(3)

Joseph J. Piccione	2000	210,449	—		—	—	—	5,250	(3)

Vice President – Stretch	1999	190,541	100,000		19,118 (4)	15,000	—	3,573	(3)

Film Division	1998	168,077	140,000		—	25,000	—	1,913	(3)

Gary A. Crutchfield (5)	2000	201,492	—		—	—	—	5,250	(3)

Vice President – Custom	1999	200,000	80,000		—	12,000	—	1,426	(3)

and Institutional Film	1998	42,308	35,000	(6)	—	30,000	—	—

Division

John A. Geary	2000	159,365	—		—	—	—	5,250	(3)

Vice President – Molded	1999	151,873	85,000		—	—	—	3,573	(3)

Products Division	1998	142,016	44,430		—	25,000	—	1,913	(3)

(1)	Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)	Shares of our Class A common stock underlie these options.

(3)	Represents matching contributions by us under our 401(k) Plan.

(4)	Includes (i) $12,029 for relocation and temporary living expenses and (ii) $7,089 for taxes due in connection with certain of the payments described in the preceding clause.

(5)	Mr. Crutchfield resigned from his position with us in February 2001.

(6)	Represents a signing bonus paid in connection with the commencement of Mr. Crutchfield’s employment with the Company.

Stock Option Grants

         We did not grant any stock options in 2000 to our Chief Executive Officer or our other executive officers named in the Summary Compensation Table. We did not grant any stock appreciation rights in 2000.

Stock Option Exercises and Values for Fiscal 2000

         The following table sets forth information, with respect to our Chief Executive Officer and our other executive officers named in the Summary Compensation Table, concerning options exercised in 2000 and unexercised options held by them as of the end of such fiscal year:

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

			Number of Unexercised Options			Value of Unexercised In-the-Money
	Shares		at December 31, 2000			Options at December 31, 2000($)(1)
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable		Exercisable	Unexercisable

Anthony F. Bova	–	–	403,800	19,200		$–	$–

Joseph J. Piccione	–	–	42,000	37,000		$–	$–

Gary A. Crutchfield	–	–	14,400	27,600	(2)	$–	$–

John A. Geary	–	–	53,500	14,000		$–	$–

(1)	The closing sales price per share for our Class A common stock as reported by the American Stock Exchange on December 29, 2000 was $3.438. The option value is calculated by multiplying (a) the positive difference, if any, between $3.438 and the option exercise price by (b) the number of shares of Class A common stock underlying the option.

(2)	Mr. Crutchfield’s unvested options were cancelled in February 2001 upon termination of his employment.

Compensation Committee Interlocks and Insider Participation

         None of the members of our compensation committee is or has been an officer or employee of ours or serves as member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Additionally, none of the members of our compensation committee had any relationship with us in 2000 requiring disclosure under “Certain Relationships and Related Transactions.”

Employment Contracts and Termination of Employment Arrangements

         We have entered into an employment agreement, effective as of February 1, 1995, with Anthony F. Bova, our President and Chief Executive Officer. The employment agreement had an initial term of five years, and both was amended in 1999 and 2000, each time to extend the term for an additional year. The agreement provides for an annual base salary (subject to annual cost of living increases), customary benefits and annual performance-based cash bonuses tied to incremental increases in our earnings per share (subject to adjustments contained in the agreements). In addition, the agreement provides severance payments upon termination without cause. If we terminate Mr. Bova’s employment without cause, he is entitled to a sum of $300,000, which is payable by us in 12 equal monthly installments beginning on the effective date of termination, and a two-year continuation of any insurance plans in which he was participating at the date of termination. Paul G. Saari, our Senior Vice President and Chief Financial Officer, is employed pursuant to a letter agreement effective as of December 2000, which entitles Mr. Saari to receive an amount equal to one year of his base salary if (1) we terminate his employment without cause, (2) he is not retained or is offered a salary lower than his current base salary following a change in control, or (3) we require him to relocate more than 50 miles from our current headquarters. Joseph J. Piccione, the Vice President of our Stretch Film Division, is employed pursuant to a letter agreement effective as of August 20, 1998, which entitles Mr. Piccione to receive an amount equal to one year of his base salary and a guaranteed $100,000 bonus if we terminate his employment without cause. Keith R. Boehringer, our Senior Vice President of operations for the Films Business, is employed pursuant to a letter agreement effective as of March 2001, which entitles Mr. Boehringer to receive an amount equal to one year of his base salary if (a) we terminate his employment without cause, (b) he is not retained or is offered a salary lower than his current base salary following a change in control, or (c) we require him to relocate without receiving the customary executive relocation plan.

         In August 1999, we entered into severance agreements with Messrs. Bova, Geary and Piccione, which provide for payments to these officers if their employment is terminated after we have experienced certain changes in control. These agreements have an initial term until December 31, 2000, and automatically renew for additional one-year terms unless we give 90 days’ notice of nonrenewal. These agreements remain in effect. The agreement with Mr. Bova will remain in effect for one year after a change in control, and the agreements with Messrs. Geary and , Piccione may be terminated six months after a change in control. Under Mr. Bova’s agreement, if, after a change in control, he is terminated for cause or voluntarily resigns other than for a good reason (as defined in the agreement), he is entitled to receive his base salary up to the date of termination, along with any benefits under any retirement plan we then have in effect. If Mr. Bova is terminated without cause, or voluntarily resigns for a good reason (as defined in the agreement), he is entitled to receive his base salary through the date of termination, any accrued bonus, a severance payment of twice his then current annual salary, any legal fees incurred by him as a result of the termination, and a two-year continuation of coverage under any insurance plans in which he was participating at the date of termination. Our agreements with Messrs. Geary and Piccione provide for payment of base salary through the date of termination, any accrued bonus, a severance payment equal to the executive’s then current annual salary, any legal fees incurred by any of them as a result of the termination, and a six month continuation of coverage under any insurance plans in which the executive was participating at the date of termination.

         Each of our executive officers holds options to purchase shares of our common stock that were granted under our stock option plans. To the extent not already exercisable, these options generally become exercisable upon our liquidation or dissolution, a sale or other disposition of all or substantially all of our assets, or a merger or consolidation where (1) we are not the surviving entity, or (2) a controlling amount of the voting power of the our voting stock is acquired.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Trivest Management Agreement. Since our organization, Trivest has rendered consulting, financial and management services to us, including advice and assistance with respect to acquisitions, pursuant to management agreements between us and Trivest which have been replaced and amended from time to time. The management agreement currently in effect commenced as of January 1, 1998 and continues through December 31, 2002 unless terminated earlier. The management agreement provides for Trivest to be our exclusive business manager and consultant (subject to the our right to engage additional financial advisors in connection with certain material transactions if approved by the our board of directors). Trivest’s services include advice and assistance concerning any and all aspects of our operations, planning and financing, including identifying and assisting with acquisitions and identifying executive personnel for us. The management agreement also provides that neither Trivest nor any of its affiliates (other than us) will invest in, acquire, manage or otherwise provide services with respect to any entity principally engaged in the plastics industry (or any other industry designated by our board of directors so long as Trivest has no management, acquisition or other commitment or interest with respect to such designated industry), unless specifically approved by our board of directors, including a majority of independent directors. Trivest’s base compensation is $750,000 annually, payable quarterly and subject to annual adjustments to reflect changes in the consumer price index. If we acquire or commence new business operations, we and Trivest will in good faith determine whether and to what extent the base compensation should be increased as a result. As additional incentive compensation, we also pay Trivest an annual payment equal to 1% of our earnings for that year before interest, taxes, depreciation and amortization and before compensation to Trivest under the management agreement, but only if our earnings before expenses exceed $20,000,000. We will also pay Trivest a one-time fee, to be determined on a case by case basis by us and Trivest in good faith, with respect to (1) any acquisition or disposition of a business operation which is introduced or negotiated by Trivest and (2) certain other transactions that do not occur in the normal course of our business involving or resulting from Trivest’s efforts on our behalf, including public or private financings.

         For 2000, the total fees and related expenses we paid to Trivest under the management agreement were approximately $1,296,000.

         Trivest Legal Department. Trivest maintains an internal legal department which accounts for its time on an hourly basis and bills Trivest and its affiliates, including us, for services rendered at prevailing rates. In 2000, we paid Trivest approximately $23,488 for services rendered by the Trivest legal department. We believe that the fees charged by the Trivest legal department in 2000 were no less favorable to us than fees charged by unaffiliated third parties for similar services.

         Stock Option Exercises.

         In 2000, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta, all of whom are directors of ours, $84,375, $135,000, $16,875 and $16,875, respectively, in connection with their exercise of options to acquire 25,000, 40,000, 5,000 and 5,000 shares of our Class A common stock. Each loan is evidenced by a promissory note due February 21, 2003 that bears interest at a simple per annum rate equal to Citibank’s prime rate in effect from time to time and is collateralized by the shares of Class A common stock.

         In 1999, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta $115,500, $184,800, $32,585 and $23,100, respectively, in connection with their exercise of options to acquire 26,250, 42,000, 5,250 and 5,250 shares, respectively, of our Class A common stock. Each loan is evidenced by a promissory note due March 16, 2002 that bears interest at a simple, per annum rate equal to Citibank’s prime rate in effect from time to time and is collateralized by the shares of Class A common stock.

         In 1998, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta $200,103.75, $600,311.25, $78,906.06 and $100,050.06, respectively, in connection with their exercise of options to acquire 165,375, 55,125, 17,762 and 27,562 shares of our Class B common stock, respectively. These loans were made on the same terms and conditions as the above loans and were originally due February 2001. These loans remain outstanding, and we extended the maturity of these loans for an additional three years to February 2004, except for Mr. Vanatta’s loan which was repaid in full in April 1998.

         Miscellaneous. Mr. Alvarez, one of our directors, is President, Chief Executive Officer and a shareholder of Greenberg Traurig, LLP, a law firm that has been engaged to perform legal services for us in the past and that may be so engaged in the future. The fees we paid to Greenberg Traurig for legal services in 2000 did not exceed five percent of the law firm’s revenues.

OTHER MATTERS

         As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2002 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by us on or before December 21, 2001.

         Shareholders interested in presenting a proposal for consideration at the 2002 annual meeting of shareholders must submit their proposal to us, and the proposal must be received by us on or before March 10, 2002.

By Order of the Board of Directors,

/s/ Marilyn D. Kuffner
Marilyn D. Kuffner Secretary

Miami, Florida
November 9, 2001

EXHIBIT A

_______________________________________

ATLANTIS PLASTICS, INC.
2001 STOCK OPTION PLAN
_______________________________________

         1.     Purpose. The purpose of this Plan is to advance the interests of Atlantis Plastics, Inc., a Florida corporation (the “Company”), and its Related Entities by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Related Entities, and upon whose efforts and judgment the success of the Company and its Related Entities is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2.     Definitions. As used herein, the following terms shall have the meanings indicated:

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c)	“Committee” shall mean the committee appointed by the Board pursuant to Section 13(a) hereof, or, if such committee is not appointed, the Board.

(d)	“Common Stock” shall mean the Company’s Class A Common Stock, par value $.10 per share.

(e)	“Company” shall mean Atlantis Plastics, Inc., a Florida corporation.

(f)	“Consultant” shall mean any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(g)	“Continuous Service” shall mean that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(h)	“Director” shall mean a member of the Board or the board of directors of any Related Entity.

(i)	“Effective Date” shall mean October 30, 2001.

(j)	“Employee” shall mean any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or a Related Entity.

(k)	“Fair Market Value” of a Share on any date of reference shall mean the “Closing Price” (as defined below) of the Common Stock on the business day immediately preceding the date of reference, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined by the Committee or the Board in a fair and uniform manner.

(l)	“Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

(m)	“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(n)	“Officer” shall mean the Company’s Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) the Company identifies a person as an “executive officer,” the person so identified shall be deemed an “Officer” even though such person may not otherwise be an “Officer” pursuant to the foregoing provisions of this paragraph.

(o)	“Option” (when capitalized) shall mean any option granted under this Plan.

(p)	“Option Agreement” means the agreement between the Company and the Optionee for the grant of an option.

(q)	“Optionee” shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(r)	“Outside Director” shall mean a member of the Board who qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a “Non-Employee Director” under Rule 16b-3 promulgated under the Securities Exchange Act.

(s)	“Parent” shall mean any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(t)	“Plan” shall mean this 2001 Stock Option Plan for the Company.

(u)	“Related Entity” shall mean any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(v)	“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(w)	“Share” shall mean a share of Common Stock.

(x)	“Subsidiary” shall mean any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	Shares Available for Option Grants. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to five hundred thousand (500,000) Shares from the Company’s authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

4.	Incentive and Non-Qualified Options.

(a)	An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of the Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an Employee of the Company, the Parent or a Subsidiary.

(b)	Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Parent and Subsidiaries), exceeds $100,000.

5.	Conditions for Grant of Options.

(a)	Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee or the Board from the class of all Employees, Directors and Consultants of the Company or any Related Entity.

(b)	In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company and the Related Entities and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and the Related Entities with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning the Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the Continuous Service or continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

(c)	The Options granted under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to the Continuous Service of the Optionee with the Company and the Related Entities. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment or other Continuous Service by the Company or any Related Entity.

(d)	The Committee or the Board shall have the discretion to grant Options that are exercisable for unvested Shares. Should the Optionee’s Continuous Service cease while holding such unvested Shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the Option Agreement for the relevant Option.

(e)	Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation (as defined in Section 424 of the Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

(f)	Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee in any calendar year may not exceed 200,000, subject to adjustment as provided in Section 10 hereof.

6.	Option Price. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

7.	Exercise of Options.

(a)	An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or any Related Entity employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.

(b)	The consideration to be paid for the Shares to be issued upon exercise of an Option as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee or the Board and may in the discretion of the Committee or the Board consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid, and/or the Optionee’s tax withholding obligation is satisfied, in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised.

(c)	The Committee or the Board in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, cause the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an

Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of the Option, (iii) bear interest at the prime rate of the Company’s principal lender, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

(d)	No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for those Shares are issued to that person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as expressly provided in Section 10 hereof.

8.	Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in the Option Agreement for that Option, except as otherwise provided in this Section 8:

(a)  The expiration date of an Option shall be determined by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b)  If, but only to the extent provided in the Option Agreement for an Option, the Option shall become immediately fully exercisable in the event of a “Change in Control,” or in the event that the Option terminates pursuant to Section 9(b)(i) hereof, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b)(ii) hereof. For this purpose, the term “Change in Control” shall mean:

(i)  Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

(ii)  Individuals who, as of the date on which the Option is granted, hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Option was granted whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) The acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership (within the meaning of Rule 13-d promulgated under the Securities Exchange Act) of more than 50% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or “group” that as of the date on which the Option is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

(c)  The Committee or the Board may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9.	Termination of Option Period.

(a)  Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)  three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee’s Continuous Service by reason of the Optionee’s willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death of the Optionee;

(ii)  immediately upon the termination of the Optionee’s Continuous Service for Cause;

(iii)  twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee or the Board;

(iv)  (A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b)  To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction (each a “Corporate Transaction”) in which either the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee or the Board in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any Corporate Transaction in which the Company does survive and the Shares are not exchanged or converted into securities issued by another entity, any Option that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

10.	Adjustment of Shares.

(a)	If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in that event, the Board or the Committee shall make:

(i)	appropriate adjustment in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned; and

(ii) any adjustments it deems appropriate in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b)	Unless otherwise provided in any Option Agreement, the Board or the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the sole discretion of the Board or the Committee, such adjustments become appropriate so as to preserve benefits under the Plan.

(c)	In the event of any Corporate Transaction as defined in Section 9(b) hereof, in which the Company does not survive, or in which the Shares are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right pursuant to and in accordance with the terms and conditions of the agreement effectuating the Corporate Transaction.

(d)	Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

(e)	Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11.	Transferability of Options and Shares.

(a)	No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee’s lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

(b)	No Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted, unless the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act.

12.	Issuance of Shares.

(a)	Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

(b)	As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

(i)	a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii)	a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for the Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of those Shares.

13.	Administration of the Plan.

(a)	The Plan shall be administered by the Board or, at the discretion of the Board, by a committee appointed by the Board (the “Committee”) which shall be composed of two or more Directors. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for Outside Directors of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

(b)	The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations of the Committee or the Board, and its interpretation and construction of any provision of the Plan or any Option Agreement, shall be final and conclusive.

(c)	Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14.     Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or to take any other action in connection with the issuance or delivery then to be made, the issuance or delivery shall be deferred until the withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         15.     Interpretation.

(a)	As it is the intent of the Company that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act (“Rule 16b-3”), any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

(b)	The Plan and any Option Agreements entered into pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of the Plan or any Option Agreement relating to an Incentive Stock Option should be held invalid for the granting of Incentive Stock Options or illegal for any reason, that determination shall not affect the remaining provisions hereof, but instead the Plan and the Option Agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option Agreement.

(c)	This Plan shall be governed by the laws of the State of Florida.

(d)	Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(e)	Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         16.     Amendment and Discontinuation of the Plan. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any applicable federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

         17.     Effective Date and Termination Date. The effective date of the Plan is the Effective Date, and the Plan shall terminate on the 10th anniversary of the Effective Date. The Plan shall be submitted to the shareholders of the Company for their approval and adoption and Options hereunder may be granted prior to such approval and adoption but contingent upon such approval and adoption.

[FORM OF PROXY]

ATLANTIS PLASTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY
Class A Common Stock

         The undersigned hereby, a holder of Class A Common Stock, par value $.10 per share (“Class A Common Stock”), of ATLANTIS PLASTICS, INC., a Florida corporation (the “Company”) hereby appoints Earl W. Powell and Phillip T. George, M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Class A Common Stock held of record by the undersigned at the close of business on October 31, 2001 at the Special Meeting of Shareholders of the Company to be held at the offices of Trivest, Inc., 2665 South Bayshore Drive, Miami, Florida 33133 on December 6, 2001 at 9:00 a.m., local time, and at any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                 Please mark your votes as in this example

1. Approval of 2001 Stock Option Plan	FOR	AGAINST	ABSTAIN

2.     Upon such other matters as may properly come before such Special Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS.

         The undersigned hereby acknowledges receipt of (1) the Notice of Special Meeting and proxy statement relating to the Special Meeting.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

SIGNATURE(S)                                                                                     DATE

NOTE:	Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.